SSL Americas, Inc.
3985 Engineering Drive, Suite 700
Norcross, GA 30092-2891

July 15, 2005

Gray Hudkins
Langer, Inc.
Corporate Headquarters
450 Commack Road
Deer Park, New York 11729-4510

     Re:  Amendment of Stock Purchase Agreement dated September 22, 2004;
          Satisfaction of Secured Note and Note.

Dear Gray:

     We refer to (i) that certain Amended and Restated Secured Promissory Note
(the "Secured Note") in the principal amount of $8,268,000 (the "Secured Note
Principal Amount") issued by Langer ("Langer") in favor of SSL Holdings, Inc.
("SSL") dated April 1, 2005, (ii) that certain Promissory Note (the "Note") in the principal amount of $3,000,000 (the "Note Principal Amount") issued by
Langer in favor of SSL dated April 1, 2005, and (iii) that certain Stock
Purchase Agreement by and among LRC North America, Inc. ("LRC"), SSL, Silipos,
Inc. ("Silipos") and Langer dated September 22, 2004 (the "Purchase Agreement"
and with the Secured Note and the Note, collectively the "Transaction
Documents"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Transaction Documents.

     Langer desires to pay to SSL, and SSL desires to accept from Langer, an amount in cash equal to $11,568,000, plus all accrued and unpaid interest on the
Secured Note and the Note, in full satisfaction of the amounts due under the
Secured Note, the Note, and Section 5.20 of the Purchase Agreement (the
"Satisfaction Amount"). In consideration for the payment of the Satisfaction
Amount, the parties hereto also desire to amend Section 5.20 of the Purchase
Agreement pursuant to the terms of this letter agreement. Accordingly, in consideration of the foregoing agreements, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, Langer, Silipos, LRC and SSL agree as follows:

     1. Repayment of Secured Note and Note. Prior to July 15, 2005, at 5 p.m.,
New York, New York, time, Langer shall pay to SSL an amount in cash equal to the sum of $10,568,000 plus $323,056.67 , which amount constitutes all accrued and unpaid interest on the Secured Note and the Note to July 15, 2005. Such payment shall be made using the wiring instructions attached hereto as Exhibit A (the
"Wire Instructions"). Such payment shall be accompanied by a calculation of the accrued and unpaid interest so owed with respect to the Secured Note and the
Note that is being repaid with such payment. Upon receipt of such payment by
SSL's bank, all obligations under the Secured Note and the Note shall be deemed to

be fully satisfied and the Pledged Shares shall be deemed released from pledge under the Pledge Agreement. Within two business days of such repayment, SSL shall deliver the original, cancelled Secured Note, the original, cancelled
Note, and the Pledged Shares to Langer at the address set forth in the salutation above.

     2. Poly-Gel Payment. Prior to July 15, 2005, at 5 p.m., New York, New York
time, Langer shall pay to SSL using the Wire Instructions an amount in cash equal to $1,000,000.

     3. Amendment of Section 5.20 of the Purchase Agreement. Upon the receipt of the Satisfaction Amount, Section 5.20 of the Purchase Agreement is deleted in its entirety and replaced with the following text:

     "5.20 Disputes With Poly-Gel or Its Affiliates. In the event Poly-Gel
     Claims are asserted and they are finally resolved pursuant to a final unappealable judgment or the entry among the Agreement Parties and the
     Poly-Gel Parties of a settlement agreement (the "Resolution"), and the liabilities of the Agreement Parties to the Poly-Gel Parties, exclusive of the Excluded Costs but including liability arising out of the Put Option, do exceed $2,500,000, the Seller shall refund the Buyer an amount equal to such excess but in no event shall the Seller refund an amount to the Buyer which is greater than the sum of the Dispute Resolution Payment (as defined below) actually paid plus $900,000. In addition, the Buyer shall pay to the
     Seller, as and when demanded by Seller, an amount (which amount shall not exceed $500,000) equal to all costs, fees, expenses and other payments to the Parent's or Seller's legal counsel, experts, accountants and other litigation services providers that were retained, employed or otherwise engaged in the defense of the Poly-Gel Claims (the "Dispute Resolution
     Payment"). Notwithstanding anything in Section 5.19 or 5.20 to the contrary, in the event Buyer or its Affiliates have acquired substantially all of the stock or assets of Poly-Gel prior to March 31, 2006, there will be deducted and set-off from any payments due under Section 5.19 hereof, the amount of $800,000."

     4. Miscellaneous. Except as expressly waived, amended, modified or supplemented hereby, the Purchase Agreement and the respective rights and obligations of each party thereto which are provided therein are hereby ratified and confirmed and shall continue in full force and effect. This letter agreement shall be governed by and construed in accordance with the laws of the State of
New York without respect to the choice of law rules of the State of New York or any other jurisdiction. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]

     If the foregoing accurately sets forth our entire agreement and understanding regarding the subject matter of this letter, please so indicate by signing and returning to us the enclosed copy of this letter.

                                            Very truly yours,

                                            SSL Holdings, Inc.
                                            LRC North America, Inc.

                                            By:
                                                 ----------------------
                                                 Robert Kaiser
                                                 Vice President

     Each of Langer, Inc. and Silipos, Inc. hereby agrees to and acknowledges the terms and conditions contained in this letter agreement on the date first written above.

Langer, Inc.

By:
     ----------------------
         Name:

Silipos, Inc.

By:
     ----------------------
         Name:

                                    EXHIBIT A

                             SSL WIRING INSTRUCTIONS

Barclays Bank plc
Manchester
SWIFT: BARCGB22
a/c SSL International
a/c 48682022
IBAN: GB53 BARC 2054 7848 6820 22